Exhibit 4.1

ONE GAS, INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of August 13, 2026

ONE Gas, Inc.

Certain Sections of this Indenture relating to

Sections 3.10 through 3.18, inclusive, of the

Trust Indenture Act of 1939, as amended:

Provisions of Trust
Indenture Act of 1939, as amended	Indenture Section
Section 310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8, 6.10
(c)	Not Applicable
Section 311(a)	6.13
(b)	6.13
(c)	Not Applicable
Section 312(a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
Section 313(a)	7.3(a)
(b)	7.3(a)
(c)	7.3(a)
(d)	7.3(b)
Section 314(a)	7.4
(a)(4)	1.1, 10.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
Section 315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
Section 316(a)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4(c)
Section 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
Section 318(a)	1.7

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture

v

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture

Vi

INDENTURE, dated as of August 13, 2026 between ONE Gas, Inc., an Oklahoma corporation (herein called the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

ARTICLE I

Definitions and Other Provisions

of General Application

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Junior Indebtedness” means, without duplication and other than the Securities, any Indebtedness, liabilities, guarantees or obligations of the Company, or any Subsidiary of the Company, under debt securities (or guarantees in respect of debt securities, preferred securities or trust securities) initially issued after the date of this Indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a finance Subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of the Company or any Subsidiary of the Company in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, as to any particular Sale and Leaseback Transaction involving any Property, at any date as of which the amount thereof is to be determined, the least of (i) the fair market value of such Property (as determined in good faith by the Board of Directors of the Company); (ii) the present value of the total Net Amount of Rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, compounded semi-annually; and (iii) if the obligation with respect to such Sale-Leaseback Transaction constitutes an obligation that is required to be classified and accounted for as a Capital Lease Obligation for financial reporting purposes in accordance with U.S. generally accepted accounting principles, the amount equal to the capitalized amount of such obligation required to be paid by the lessee as determined in accordance with U.S. generally accepted accounting principles and included in the financial statements of the lessee.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the board of directors (or the equivalent thereof) of the Company or any duly authorized committee of that board (or the equivalent thereof).

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry Security” means a Security in the form of one or more global debt securities bearing a legend in the form prescribed in Section 2.4 evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, any day other than a Saturday or Sunday and which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

“Capital Interests” of any Person means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person, including, without limitation, with respect to partnerships, partnership interests (whether general or limited), and with respect to limited liability companies, member interests and any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with U.S. generally accepted accounting principles.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means, respectively, a written request or order, as the case may be, signed in the name of the Company by an Officer and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with U.S. generally accepted accounting principles less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet; provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined; (ii) appropriate allowance for minority interests in Capital Interests of Subsidiaries; and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles reflected in such balance sheet.

“Conversion Agent” means the office or agency where Securities may be presented for conversion.

“Conversion Rate” means such number or amount of shares of Common Stock or other equity or debt securities of the Company for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in a Board Resolution, Officer’s Certificate or supplemental indenture authorizing the series and as adjusted pursuant to the terms of this Indenture and the relevant Board Resolution, Officer’s Certificate or supplemental indenture.

“Corporate Trust Office” means a designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at: U.S. Bank Trust Company, National Association, 2 Concourse Parkway, Suite 800 Atlanta, Georgia 30328, Attention: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Default Notice” has the meaning specified in Section 15.3 hereof.

“Definitive Security” means a certificated Security that does not include the legend prescribed in Section 2.4 of this Indenture.

“Depository” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities: (1) The Depository Trust Company, its nominees and their respective successors; or (2) the Person otherwise designated as Depository for such series by the Company pursuant to Section 3.1, which Person shall be a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning specified in Section 5.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Funded Indebtedness” means all Indebtedness maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Indebtedness directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“GAAP” or “generally accepted accounting principles” has the meaning specified in Section 1.1(3).

“Global Securities” means one or more Securities evidencing all or part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 3.1 of this Indenture and bearing the legend prescribed in Section 2.4 of this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the form and terms of any particular series of Securities established as contemplated by Section 3.1.

“interest” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date” when used with respect to any Securities, means the Stated Maturity of an installment of interest on such Securities.

“Joint Venture” means any Person (including non-wholly owned Subsidiaries) in which any of the Company or any of its Restricted Subsidiaries is directly the owner of any Capital Interest; provided that such Capital Interest (taken together with all Capital Interests, if any, owned by the Company or any of its other Restricted Subsidiaries in such person) constitutes not more than 60% of the issued and outstanding Capital Interests of such person.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Indebtedness; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (i) any acquisition by the Company or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of the Company’s or a Restricted Subsidiary’s proportionate part of such development or operating expenses or (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Maturity” when used with respect to any Securities, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts, whether or not designated as rent or additional rent, required to be paid on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (1) the net amount determined assuming termination of the lease on the first date such lease may be terminated (in which case such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated) and (2) such net amount assuming no such termination.

“Non-Recourse Indebtedness” means, at any time, Indebtedness incurred after the date of this Indenture by the Company or a Restricted Subsidiary in connection with the acquisition of property or assets by the Company or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired; provided that, under the terms of such Indebtedness and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Indebtedness is limited to the property or assets so acquired, or such construction or improvements, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to such Indebtedness or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

“Notes Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who will initially be the Trustee.

“Officer” means any of the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary or any Assistant Secretary.

“Officer’s Certificate” means a certificate signed by any Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, which may be an employee of or counsel for the Company, any Subsidiary of the Company, or any Person of which the Company is a Subsidiary, and who shall be reasonably acceptable to the Trustee. Such opinion may include customary qualifications and assumptions.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment, redemption, discharge or defeasance money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 14.2 and 14.3, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

(iv) Securities, except to the extent provided in Sections 4.1, with respect to which the Company has effected discharge as provided in Article Four; and

(v) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.1 on the date of original issuance of such

Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means members of, or participants in, the Depository.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Payment Blockage Period” has the meaning specified in Section 15.3 hereof.

“Person” means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Sections 3.1 and 10.2.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any property located in the United States, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

“Property” means any right or interest of the Company or any of its Subsidiaries in and to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Redemption Date” when used with respect to any Security or portion thereof to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

“Responsible Officer” when used with respect to the Trustee, means any vice-president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case who are assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary that owns or leases a Principal Property, but not including any Joint Venture.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by the Company or its Subsidiaries to such Person, other than (i) any such transaction involving a lease for a term of not more than three years or classified as an operating lease under U.S. generally accepted accounting principles, (ii) any such transaction between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, and (iii) any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of the Company’s Principal Property subject to such leasing transaction.

“Securities” or “Security” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Senior Indebtedness” means, with respect to the Company, (i) the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of Indebtedness of the Company and obligations related thereto; (ii) all capital lease, purchase money and similar obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations; (vi) all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds; (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (viii) all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and (ix) all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above, whether incurred on or prior to the date of this Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) Securities issued pursuant to this Indenture and guarantees in respect of such Securities, (3) trade accounts payable of the Company arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Securities), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to the Securities. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or premium or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to Section 3.8.

“Subsidiary” of any Person means (i) any Person of which at the time of such determination more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or other Persons constituting an equivalent governing body) is owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person (or a combination thereof), (ii) in the case of a partnership, any Person of which at the time of such determination more than 50% of the partners’ Capital Interests (considering all partners’ Capital Interests as a single class) is owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person, or (iii) any other Person with respect to which such Person or one or more of the Subsidiaries of that Person (or a combination thereof) has the power to control, by contract or otherwise, the board of directors, managers or trustees thereof or equivalent governing body or otherwise controls such entity. Unless otherwise provided, references in this Indenture to a Subsidiary are to a Subsidiary of the Company.

“Trading Day” means each day on which the securities exchange or automated quotation system that is used to determine the Market Price (as defined in Section 12.7) is open for trading or quotation.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such condition precedent, if any, have been complied with, provided, however, in the case of any such request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular request, no additional certificate or opinion need be furnished; provided, further, that any such opinion shall not be required in connection with the initial issuance of Securities and execution of a supplemental indenture in connection with such issuance. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of Section 314(e) of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion (other than the certificate required by Section 10.4) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, including, without limitation, means of electronic delivery, including, without limitation, email and electronic facsimile or other electronic delivery, to or with the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust Services, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: General Counsel or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (1) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice, (2) given by electronic delivery, or (3) in the case of Book-Entry Securities, given pursuant to the procedures of the Depository. Neither the failure to mail or give such notice, nor any defect in any notice so mailed or given, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed or given to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification is duly given if it is delivered in person or sent by a national courier service which provides next Business Day delivery or delivery by first-class mail.

Section 1.7 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.8 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or any date on which a Security may be converted shall not be a Business Day at any Place of Payment, or the place where the Conversion Agent is located in the case of a conversion of a Security (the “Place of Conversion”) then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, or such conversion need not take place at such Place of Conversion, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or the conversion date, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

Section 1.15 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 1.16 Acceptance of Trust.

U.S. Bank Trust Company, National Association, the initial Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.

ARTICLE II

Security Forms

Section 2.1 Forms Generally.

The Securities of each series shall be in substantially the form as shall be established by or pursuant to a Board Resolution (and set forth in an Officer’s Certificate), or established by or pursuant to an Officer’s Certificate or one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Global Securities.

(a) Global Securities (i) shall be deposited with, or on behalf of, the Depository, which shall act as depository with respect to the Global Securities, (ii) shall bear the legend prescribed by Section 2.4 of this Indenture, (iii) may be exchanged in whole or in part upon the terms and subject to the conditions provided in Section 3.5 of this Indenture and (iv) shall otherwise be subject to the applicable provisions of this Indenture. With respect to a Global Security deposited with or on behalf of the Depository, the Company shall execute and the Trustee shall, in accordance with this Section 2.2 and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

(b) Participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Security, and the Depository or its nominee shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Except as provided in Section 2.3 hereof, owners of beneficial interests in Global Securities will not be entitled to have the notes registered in their names, will not be entitled to receive physical delivery of certificated Securities and will not be considered the owners or holders of the Global Securities for purposes of this Indenture.

(d) At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Additional Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Notes Custodian, to reflect such reduction.

Section 2.3 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.2 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security in the event (i) the Depository (A) notifies the Company that the Depository is no longer willing or able to act as a depositary or clearing system for such Global Securities or (B) ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and, in either event, a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, or (iii) upon the occurrence and continuation of an Event of Default and the Depository notifies the Trustee of its decision to exchange the Global Security for Definitive Securities.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon Company Order the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof (or in such other minimum denominations as provided pursuant to Section 3.1 of this Indenture) and registered in such names as the Depository shall direct.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities as provided therein.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

Section 2.4 Additional Provisions Required In Book-Entry Security.

Any Book-Entry Security issued hereunder shall, in addition to the provisions contained in any Board Resolution (and set forth in an Officer’s Certificate), Officer’s Certificate or one or more indentures supplemental hereto with respect to such Security, bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.5 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, AS TRUSTEE

By
AUTHORIZED OFFICER

ARTICLE III

The Securities

Section 3.1 Amount Unlimited; Issuable In Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution (and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officer’s Certificate), or otherwise established in or pursuant to an Officer’s Certificate or one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (9) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of the Securities of the series, the percentage of their principal amount at which the Securities of the series shall be issued and the date or dates on which the principal of the Securities of the series will be payable or the method by which such date or dates will be determined or extended;

(3) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(4) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(5) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, and, if variable, the method by which such rate or rates shall be determined;

(6) the date or dates from which any interest will accrue or the method by which such date or dates will be determined, the date or dates on which any interest will be payable (including the Regular Record Dates for such Interest Payment Dates) and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(7) the place or places, if any, other than or in addition to New York City, where the principal of (and premium, if any, on) and interest, if any, on the Securities of the series will be payable, where any Securities may be surrendered for registration of transfer, where the Securities of the series may be surrendered for exchange and where notices or demands to or upon the Company in respect of the Securities of the series may be served;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(9) any deletions from, modifications of or additions to the Events of Default or covenants or other provisions of the Company with respect to the Securities of the series (which Events of Default or covenants may or may not be consistent with the Events of Default or covenants set forth in the general provisions of this Indenture);

(10) the obligation, if any, of the Company to redeem, purchase or repay the Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the Securities of the series will be so redeemed, purchased or repaid;

(11) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(12) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.1;

(13) if the amount of payments of principal of (and premium, if any, on) and interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more commodities, equity indices or other indices) and the manner in which such amounts will be determined;

(14) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(15) the application, if any, of Section 14.2 or 14.3 to the Securities of any series;

(16) whether the Securities of the series shall be issued in whole or in part in the form of one or more Book-Entry Securities and, in such case, the Depository with respect to such Book-Entry Security or Securities and the circumstances under which any Book-Entry Security may be registered for transfer or exchange, or authenticated and delivered, in the name of a Person other than such Depository or its nominee, if other than as set forth in Section 3.5;

(17) if other than the entire principal amount thereof, the portion of the principal amount of the Securities of the series that will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion shall be determined;

(18) any provisions granting special rights to the Holders of the Securities of the series upon the occurrence of such events as may be specified;

(19) if other than the Trustee, the designation of any Paying Agent, Security Registrar or Conversion Agent for the Securities of the series, and the designation of any transfer or other agents or depositories for the Securities of the series;

(20) whether and upon what terms the Securities will be convertible into or exchangeable for Common Stock or other equity or debt securities, which may include the terms provided in Article Twelve;

(21) whether and upon what terms the Securities will be subordinated in right of payment to Senior Indebtedness, which may include the terms provided in Article Fifteen; and

(22) any other terms of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to a Board Resolution referred to above (and (subject to Section 3.3) set forth, or determined in the manner provided, in an Officer’s Certificate referred to above) or as provided in or pursuant to any Officer’s Certificate or indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series, subject to any applicable United States federal income tax provisions.

Section 3.2 Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 above that amount.

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any Officer. The signature of any Officer on the Securities may be manual or facsimile, including, without limitation, email and electronic.

Securities bearing the manual or facsimile, including, without limitation, email and electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions (and, subject to this Section, set forth, or determined in the manner provided, in an Officer’s Certificate), or otherwise established in or pursuant to an Officer’s Certificate or one or more indentures supplemental hereto as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Security may be in global form.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.5 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Securities of that series selected for redemption under Section 11.3 and ending at the close of business on the day of such giving of notice, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Notwithstanding the foregoing, any Book-Entry Security shall be exchangeable pursuant to this Section 3.5 for Securities registered in the name of Persons other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Book-Entry Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. Any Book-Entry Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depository shall direct.

Notwithstanding any other provision in this Indenture, a Book-Entry Security may not be transferred except as a whole by the Depository with respect to such Book-Entry Security to a nominee of such Depository or by a nominee of such Depository to such a Depository or another nominee of such Depository.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

(a) Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register (or given by electronic delivery pursuant to the applicable procedures of the Depository), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed or given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

(b) The provisions of this Section 3.7(b) may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1).

The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note, which such notice shall contain such information as may be required by the Trustee to transmit the Reset Notice (as hereinafter defined). Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.6, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in the applicable Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of such Security.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Optional Extension of Stated Maturity.

The provisions of this Section 3.8 may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.6, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable.

All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in the applicable Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of such Security.

Section 3.9 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent, the Security Registrar or any Conversion Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.10 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer, conversion or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 3.11 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12 CUSIP Numbers

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers in addition to serial numbers in any notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such “CUSIP” numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE IV

Satisfaction and Discharge

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) with respect to one or more series of Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable), or to their Stated Maturity or the Redemption Date, as the case may be, together with irrevocable written instructions from the Company directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of an amount of premium that will be calculated as of a date following the date of the notice of redemption and such deposit, the amount deposited shall be sufficient for purposes of this Section 4.1 to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Premium Deficit that confirms that such Premium Deficit shall be applied toward such redemption;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series or has made arrangements for any such payment satisfactory to the payee; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

Section 4.2 Application of Trust Money.

Subject to provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

Section 5.1 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (unless otherwise specified with respect to the Securities of that series established as provided in Section 3.1):

(1) default in the payment of any interest (or premium, if any) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after the giving of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or the making by it of a general assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(7) default under any indenture or instrument under which the Company or any Restricted Subsidiary has at the time outstanding indebtedness for borrowed money or guarantees thereof in any individual instance in excess of $100,000,000 and, if not already matured in accordance with its terms, such indebtedness has been accelerated and such acceleration is not rescinded or annulled within 60 days after notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series; provided that, if, prior to the entry of judgment in favor of the Trustee for payment of the Securities of such series, the default under such indenture or instrument has been remedied or cured by the Company or such Restricted Subsidiary, or waived by the holders of such indebtedness, then the Event of Default under this Indenture will be deemed likewise to have been remedied, cured or waived; or

(8) any event which constitutes an “Event of Default” under the terms governing Securities of that series established as provided in Section 3.1.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 5.1(5) and 5.1(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Sections 5.1(5) and 5.1(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) and any accrued interest of all the Securities of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest on all Securities of that series,

(B) all unpaid principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest on such unpaid (and premium, if any) at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits For Enforcement By Trustee.

The Company covenants that if

(1) default is made in the payment of any interest (or premium, if any) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities (unless held as Book-Entry Securities and paid in accordance with Depository procedures) and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.7 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.8 Contractual Right of Holders to Receive Principal, Premium (if any) and Interest (if any).

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right to receive payment of the principal of and any premium and (subject to Section 3.7) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be contractually impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control By Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, PROVIDED that

(1) such direction shall not (a) be in conflict with any rule of law or with this Indenture, (b) be unduly prejudicial to the rights of any other Holder of any Securities of such series or (c) expose the Trustee to personal liability, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and shall cease to exist, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

Section 5.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

Section 6.1 Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article.

If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge or shall have received written notice from the Company or any Holder of Securities of any series (subject to Section 6.3(k) hereof) has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 6.2 Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register (or give electronically or, for Book-Entry Securities, pursuant to the procedures of the Depository), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any default or breach of the character specified in Section 5.1(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or a Company Order;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any error of judgment made in good faith by its officers unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, acted in bad faith or engaged in willful misconduct;

(i) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Holders of the applicable percentage of principal amount of Outstanding Securities permitted to be given by them under this Indenture, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(j) to the extent the Trustee is also acting in the capacity of Paying Agent or Securities Registrar or any other capacity under this Indenture, the rights, privileges, protections, benefits, immunities, and indemnities afforded to the Trustee pursuant to this Article shall also be afforded to such Person acting in such capacities;

(k) the Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default hereunder unless the Trustee shall be specifically notified of such default or Event of Default in writing by the Company or the Holders of at least a majority in principal amount of Outstanding Securities of that series, and, in the absence of such notice, the Trustee may conclusively assume that no default or Event of Default exists; provided, however, that the Trustee shall be required to take and be deemed to have notice of its failure to receive the moneys necessary to make payments when due of debt service on any series of Securities; and

(l) the Trustee shall not be liable or responsible for the negligence or misconduct of any co-trustee.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6 Money Held In Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. The Trustee shall have the authority to establish accounts and subaccounts as needed to fulfill its duties hereunder.

The Trustee shall be entitled to rely conclusively on any written instructions from the Company in the form of a Company Order directing investment of funds and absent receipt of any such Company Order, the Trustee shall hold all funds uninvested.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it and its directors, officers, employees and agents harmless against, any loss, liability, damages, claims or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on the Securities.

Any compensation or expense incurred by the Trustee after a default specified by Section 5.1(5) or (6) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law.

The Company’s obligations under this Section 6.7 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Company’s obligations pursuant to Article XIII and any rejection or termination under any applicable Federal or State bankruptcy, insolvency or other similar law, and the termination of this Indenture.

Section 6.8 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.9 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment By Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register (or shall give such notice electronically or, in the case of Book-Entry Securities, pursuant to the procedures of the Depository). Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By	________________________________________,
AS AUTHENTICATING AGENT

By	________________________________________,
AUTHORIZED OFFICER

ARTICLE VII

Holders’ Lists and Reports by Trustee and Company

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not later than May 21 and November 22 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding April 21 or October 22, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.2 Preservation of Information; Communications to Holders.

(a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(c) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(d) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports By Trustee.

(a) If required to do so under the TIA, within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4 Reports By Company.

The Company shall:

(1) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders, as their names and addresses appear in the Security Register (or transmit electronically or, in the case of Book-Entry Securities, pursuant to the procedures of the Depository), within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its and its Subsidiaries’ assets (taken as a whole) to any Person, whether in a single transaction or a series of related transactions, unless:

(1) either (a) the Company shall be the continuing Person in the case of a merger or (b) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or Canada or any province thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every obligation of this Indenture and the Securities on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of its and its Subsidiaries’ assets (taken as a whole) to any Person, in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

Supplemental Indentures

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company in this Indenture or any indentures supplemental hereto, and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company by this Indenture or any indentures supplemental hereto; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture or any indentures supplemental hereto to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture or any indentures supplemental hereto in respect of one or more series of Securities, PROVIDED that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities pursuant to the requirements of Section 10.6 or the requirements of any indentures supplemental to this Indenture or to otherwise provide any security for, or add any guarantees of or additional obligors on, the Securities of all or any series; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities in accordance with Article Four or Article Thirteen; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture or any indentures supplemental hereto as shall be necessary to provide for or facilitate the administration of the trusts hereunder or any indentures supplemental hereto by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(10) to cure any ambiguity or to correct or supplement any provision in this Indenture or any indentures supplemental hereto which may be defective or inconsistent with any other provision in this Indenture or any indentures supplemental hereto, or to make any other provisions with respect to matters or questions arising under this Indenture or any indentures supplemental hereto;

(11) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture, as shall not adversely affect the interests of any Holders of Securities of any series;

(12) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any indenture supplemental hereto under the TIA as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the TIA;

(13) to add to or change any of the provisions of this Indenture to change or eliminate any restrictions on the payment of principal of, or premium, if any, on, Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect or permit or facilitate the issuance of Securities of any series in uncertificated form;

(14) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.1 shall neither apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holder of any such Security with respect to such provision or shall become effective only when there is no such Security Outstanding;

(15) conform any provision in this Indenture, or in the Board Resolution, Officer’s Certificate or supplemental indenture establishing the Securities of any series, or the terms of the Securities of any series, to the prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered; or

(16) to make any other change that does not adversely affect the contractual rights of any Holder of the Securities of the applicable series.

Section 9.2 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any indentures supplemental hereto; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, release any security that has been granted in respect of any Security or contractually impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.8, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.1(9).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1.2 and Section 6.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to the execution of such supplemental indenture have been complied with and that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6 Reference In Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.7 Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Sections 9.1 and 9.2, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE X

Covenants

Section 10.1 Payment of Principal, Premium And Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3 Money for Securities Payments To Be Held In Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated) at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4 Statement as to Compliance

The Company shall deliver to the Trustee, within 150 days after the end of each fiscal year of the Company, commencing with its fiscal year ending after the date hereof, a brief certificate from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the compliance by the Company with all conditions and covenants under this Indenture. For purposes of this Section 10.4, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 10.5 Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.6 Limitations on Liens.

The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Indebtedness secured by any Lien on any Principal Property, or on shares of stock or Indebtedness of any Restricted Subsidiary (“Restricted Securities”), without making effective provision for the Outstanding Securities (except as otherwise specified pursuant to Section 3.1 for the Securities of any series) to be secured by the Lien equally and ratably with (or prior to) any and all Indebtedness and obligations secured or to be secured thereby for so long as such Indebtedness is so secured, except that the foregoing restriction will not apply to:

(1) Any Lien existing on the date of this Indenture (or the applicable Board Resolution, Officer’s Certificate or supplemental indenture establishing the series of Securities).

(2) Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary.

(3) Any Lien on any Principal Property existing at the time of acquisition of such Principal Property by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary; provided that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary.

(4) Any Lien on any Principal Property (including any improvements on an existing Principal Property) of the Company or any Restricted Subsidiary, and any Lien on the Capital Interests of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by the Company or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located.

(5) Any Lien on any Principal Property or Restricted Securities to secure Indebtedness owing to the Company or to another Restricted Subsidiary.

(6) Any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien.

(7) Any Lien created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness.

(8) Carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings.

(9) Liens (other than Liens imposed by ERISA) on the property of the Company or any of its Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation.

(10) Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that the Company or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by U.S. generally accepted accounting principles) deemed by it to be adequate.

(11) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of the Company upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Company.

(12) Any Liens, neither assumed by the Company or any Restricted Subsidiary or on which the Company or any Restricted Subsidiary customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes.

(13) Easements or reservations in any property of the Company or of any Restricted Subsidiary for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of the Company or of any Restricted Subsidiary.

(14) Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (l) through (13); provided that the Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, Capital Interests or Indebtedness that secured the Lien renewed or refunded.

(15) Any Lien not permitted above securing Indebtedness that, together with the aggregate outstanding principal amount of other secured Indebtedness that would otherwise be subject to the foregoing restrictions (excluding Indebtedness secured by Liens permitted under clauses 1 through 14 above) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in clause (iii) or (iv) of Section 10.7) would not then exceed 15% of Consolidated Net Tangible Assets.

Section 10.7 Limitation on Sales and Leasebacks.

The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) the Company or a Restricted Subsidiary would be entitled, without securing the Outstanding Securities, to incur Indebtedness secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction; (ii) the Attributable Debt associated therewith would be in an amount permitted under clause (15) of Section 10.6 hereof; (iii) the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of the Company or any Subsidiary; or (iv) within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any Outstanding Securities or Funded Indebtedness of the Company or of a Restricted Subsidiary (other than Funded Indebtedness that is held by the Company or any Restricted Subsidiary or Funded Indebtedness of the Company that is subordinate in right of payment to any Outstanding Securities).

Section 10.8 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.6 to 10.7, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.9 Notice of Event of Default

The Company, within 30 days of becoming aware of the occurrence of any Default or Event of Default, shall give written notice to the Trustee and indicate the status of such Default or Event of Default and the action the Company will take or proposes to take to cure such Default or Event of Default.

ARTICLE XI

Redemption of Securities

Section 11.1 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. The Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 11.3 Selection By Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, pro rata, by lot or by such other method as the Trustee deems appropriate and fair. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. For any Book-Entry Securities that are held by the Depository, the redemption of such Securities shall be done in accordance with the policies and procedures of the Depository.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days (or as otherwise may be provided in the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of the Securities) prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register (or given electronically or, with respect to Book-Entry Securities, pursuant to the procedures of the Depository); PROVIDED that notice may be given more than 60 days prior to the Redemption Date if in connection with a defeasance, covenant defeasance or discharge under Article Fourteen or Article Four, respectively, of this Indenture.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4) that, subject to the satisfaction or waiver of any conditions precedent, on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest on the Securities to be redeemed will cease to accrue on and after said date,

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(6) that the redemption is for a sinking fund, if such is the case, and

(7) any conditions precedent to such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a financing transaction or other corporate transaction. In addition, if a redemption is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the Redemption Date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Securities in the same manner in which the notice of redemption was given.

Section 11.5 Deposit of Redemption Price.

No later than one Business Day prior to any Redemption Date (or such other date and time on or prior to any Redemption Date as shall be acceptable to the Trustee), the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on (up to but not including the Redemption Date), all the Securities which are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date.

Subject, in each case, to the satisfaction (or waiver by the Company) of any conditions precedent provided in the notice of redemption, if notice of redemption has been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including (without duplication) any accrued interest, as applicable) such Securities shall cease to bear interest. Subject, in each case, to the satisfaction (or waiver by the Company) of any conditions precedent provided in the notice of redemption, upon surrender of any such Security for redemption in accordance with said notice (subject to applicable Depository procedures with respect to Book-Entry Securities), such Security shall be paid by the Company at the Redemption Price, including (without duplication) any accrued interest, as applicable, to, but not including, the Redemption Date; PROVIDED, HOWEVER, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7 Securities Redeemed In Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge (or transmit electronically or, with respect to Book-Entry Securities, pursuant to the procedures of the Depository), a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Book-Entry Security is so surrendered, such new Security so issued shall be a new Book-Entry Security.

ARTICLE XII

Conversion

Section 12.1 Conversion.

If the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of a series of Securities so provides, Securities of any series may be convertible at the option of the Holders or otherwise into or for Common Stock or other equity or debt securities (a “Conversion Right”). The Board Resolution, Officer’s Certificate or supplemental indenture may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

Unless the Board Resolution, Officer’s Certificate or supplemental indenture otherwise provides, a Holder may convert a portion of a Security if the portion is $2,000 or an integral multiple thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Security also apply to conversion of a portion of it.

The Board Resolution, Officer’s Certificate or supplemental indenture providing for Securities with a Conversion Right may establish any terms in addition to, or other than (including terms inconsistent with), those set forth in this Article Twelve with respect to the conversion of the Securities established thereby.

Section 12.2 Conversion Procedure.

To convert a Security a Holder must satisfy all applicable requirements in the Securities or the Board Resolution, Officer’s Certificate or supplemental indenture and, if required, (i) complete and manually sign the conversion notice (the “Conversion Notice”) provided for in the Board Resolution, Officer’s Certificate or supplemental indenture or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) furnish appropriate endorsements and transfer documents, and (iv) pay all transfer or similar taxes. The date on which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the “Conversion Date.” Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

The Company will complete settlement of any conversion of Securities not later than the fifth Business Day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of the securities into which the Security is convertible and not later than the seventh Business Day following the Conversion Date in respect of the portion to be settled in such securities.

If any Security is converted between the Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Security must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted (unless such Security shall have been called for redemption during such period, in which case no such payment shall be required). A Security converted on an Interest Payment Date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such Interest Payment Date to the registered holder of such Security on the immediately preceding Regular Record Date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

If a Holder converts more than one Security at the same time, the securities into which the Security is convertible which are issuable upon such conversion or the cash payable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part the Trustee or any Authenticating Agent shall authenticate for the Holder a new Security of the same series equal in principal amount to the unconverted portion of the Security surrendered; except that if a Security in global form is so surrendered the Trustee shall authenticate and, if applicable, deliver to the Depository a new Security in global form of the same series in a denomination equal to and in exchange for the unconverted portion of the principal of the Security in global form so surrendered.

If the last day on which a Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding Business Day.

Section 12.3 Taxes on Conversion.

If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the securities into which the Security is convertible upon the conversion. However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.

Section 12.4 Company Determination Final.

Any determination that the Board of Directors makes pursuant to this Article Twelve or consistent with terms provided for in any Board Resolution, Officer’s Certificate or supplemental indenture is conclusive, absent manifest error.

Section 12.5 Trustee’s and Conversion Agent’s Disclaimer.

The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article Twelve or any Board Resolution, Officer’s Certificate or supplemental indenture should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities issued upon conversion of Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible or liable for the Company’s failure to comply with this Article Twelve or any provision of a Board Resolution, Officer’s Certificate or supplemental indenture relating to a Conversion Right.

Section 12.6 Company to Provide Conversion Securities.

The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares to permit the conversion of all of the Securities convertible into Common Stock. The Company shall arrange and make available for issuance upon conversion the full amount of any other securities into which the Securities are convertible to permit such conversion of the Securities.

All shares of Common Stock or other equity securities of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Securities.

Section 12.7 Cash Settlement Option.

If the Board Resolution, Officer’s Certificate or supplemental indenture so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Common Stock or other securities of any person by the delivery of cash. Except as the Board Resolution, Officer’s Certificate or supplemental indenture so provides: (a) the amount of cash to be delivered shall be equal to the Market Price on the last Trading Day preceding the applicable Conversion Date of a share of Common Stock or other securities of any person into which the Securities are convertible multiplied by the number of shares of Common Stock or the number of shares or principal amount of other securities into which the Securities are convertible, respectively, in respect of which the Company elects to deliver cash; (b) if the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock or other securities, no fractional shares or portion of other securities will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock or portion of other securities; and (c) the “Market Price” of the Common Stock into which Securities or other equity securities into which the Securities are convertible may be converted pursuant to a Board Resolution, Officer’s Certificate or supplemental indenture or this Article Twelve on any Trading Day means the weighted average per share sale price for all sales of the Common Stock or other equity securities on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock or other equity securities into which the Securities are convertible are listed or admitted to trading or, if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on a United States national or regional securities exchange, as determined in the manner set forth in the appropriate Board Resolution, Officer’s Certificate or supplemental indenture. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate.

The “Market Price” of any debt security into which Securities are convertible shall be determined as set forth in the applicable Board Resolution, Officer’s Certificate or supplemental indenture.

ARTICLE XIII

Sinking Funds

Section 13.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 13.2 Satisfaction of Sinking Fund Payments With Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; PROVIDED that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 13.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 13.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE XIV

Defeasance and Covenant Defeasance

Section 14.1 Applicability of Article; Company’s Option To Effect Defeasance Or Covenant Defeasance.

If pursuant to Section 3.1 provision is made for either or both of (a) defeasance of the Securities of a series under Section 14.2 or (b) covenant defeasance of the Securities of a series under Section 14.3, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Fourteen, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution, Officer’s Certificate or supplemental indenture, at any time, with respect to the Securities of such series, elect to have either Section 14.2 (if applicable) or Section 14.3 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Fourteen.

Section 14.2 Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the written request and expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged thereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 14.4 as more fully set forth in such Section, payments of the principal of (and premium and interest, if any, on) such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6,

10.2 and 10.3 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3 with respect to the Securities of such series. Monies held in trust pursuant to this Section 14.2 shall not be subject to Article Fifteen.

Section 14.3 Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section, the Company shall be released from its obligations under Sections 7.4, 8.1, 10.5, 10.6 and 10.7 (and any covenant applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision) and the occurrence of an event specified in Section 5.1(4) (with respect to any of Sections 8.1, 10.6 or 10.7) (and any other Event of Default applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall not be deemed to be an Event of Default with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 14.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent to application of either Section 14.2 or Section 14.3 to the Outstanding Securities of such series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of, or based on a written report or certificate of, a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, and interest, on) the Outstanding Securities of such series on the Maturity of such principal, or premium and interest, if any, or if the Company has made arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, on the applicable Redemption Date. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Eleven, which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

(2) No Event of Default or event (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit.

(3) Such defeasance or covenant defeasance (in each case other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(4) In the case of an election under Section 14.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5) In the case of an election under Section 14.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection with the Securities of such series pursuant to Section 3.1.

(7) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with.

Section 14.5 Deposited Money and U.S. Government Obligations to be Held In Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 14.5, the “Trustee”) pursuant to Section 14.4 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent), to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 14.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 14.2 or 14.3 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.2 or 14.3; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE XV

Subordination of Securities

Section 15.1 Option to Subordinate.

Except as otherwise specified pursuant to Section 3.1, if the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of a series of Securities so provides, Securities of any series, including the payment of the principal (and premium, if any) and interest thereof, may be expressly subordinated, to the extent and in the manner hereinafter set forth or as otherwise set forth in such Board Resolution, Officer’s Certificate or supplemental indenture, in right of payment to the prior payment in full of all Senior Indebtedness (a “Subordination Right”).

The Board Resolution, Officer’s Certificate or supplemental indenture providing for Securities with a Subordination Right may establish any terms in addition to, or other than (including terms inconsistent with), those set forth in this Article Fifteen with respect to the subordination of the Securities established thereby.

Section 15.2 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

Except as otherwise specified pursuant to Section 3.1, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable Bankruptcy Law):

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on indebtedness evidenced by the Securities;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Fifteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to the Trustee, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 6.2, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Fifteen.

If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

Section 15.3 No Payment on Securities in Certain Circumstances.

Except as otherwise specified pursuant to Section 3.1,

(a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived, rescinded or annulled) or otherwise, or upon any payment default (with or without the giving of notice or lapse of time or both, in accordance with the terms of the instrument governing such Senior Indebtedness, and without any waiver or forgiveness) with respect to any Senior Indebtedness, all amounts payable thereon shall first be paid in full, or such Senior Indebtedness, before any payment is made, directly or indirectly by set off or otherwise, on account of principal of, or interest on, the Securities of such series or to acquire any of the Securities of such series or on account of the redemption provisions of the Securities of such series.

(b) Upon a default with respect to any Senior Indebtedness (other than under circumstances when the terms of paragraph (a) of this Section are applicable), as such default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, upon written notice thereof given to the Company and the Trustee by or on behalf of holders of such Senior Indebtedness (“Default Notice”), then, unless and until such default shall have been cured or waived by the holders of such Senior Indebtedness or shall have ceased to exist (the “Payment Blockage Period”), no direct or indirect payment shall be made by the Company with respect to the principal of, or interest on, the Securities of such series and the coupons, if any, appertaining thereto or to acquire any of such Securities or on account of the redemption provisions of the Securities of such series and the coupons, if any, appertaining thereto; provided, however, that this paragraph (b) shall not prevent the making of any payment (which is not otherwise prohibited by paragraph (a)) for more than 179 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full.

(c) If, notwithstanding the foregoing provisions of this Section, any payment on account of principal of, or interest on, the Securities of such series or of any coupon appertaining thereto shall be received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment is segregated and held in trust), then, unless and until such payment is no longer prohibited by this Section, such payment (subject to the provisions of Section 15.4) shall be held in trust for the benefit of the holders of Senior Indebtedness and, upon notice to the Trustee or such Paying Agent from the representative of the holders of the Senior Indebtedness and pursuant to the directions of such representative, shall be paid over or delivered to the holders of Senior Indebtedness or their representative(s), ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment or prepayment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness. Promptly after becoming aware thereof, the Company shall give written notice to the Trustee of any event prohibiting payments on account of principal of, or interest on, the Securities of any series and any coupons appertaining thereto and, in such event, shall provide to the Trustee, in the form of an Officers’ Certificate, the names and addresses of the holders of such Senior Indebtedness and their representative(s), if any, the amount of the Senior Indebtedness held by each such holder, any information necessary to calculate the daily or other increase in Senior Indebtedness held by such holders and any other information which the Trustee may reasonably request to comply with this Article Fifteen. Subject to the provisions of Section 15.2 hereof, in the event that the Trustee or the Paying Agent reasonably determines that additional evidence is required with respect to any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee or the Paying Agent, as the case may be, may request that such person furnish reasonable evidence as to the extent such person is entitled to participate in such payment or distribution and as to other facts pertinent to the rights of such persons under this Article Fifteen, and, if such evidence is not furnished, the Trustee or the Paying Agent, as the case may be, may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 15.4 Payments on Securities Permitted.

Nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Sections 15.2 and 15.3, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

Section 15.5 Authorization of Holders to Trustee to Effect Subordination.

Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fifteen and appoints the Trustee as his attorney-in-fact for any and all such purposes.

Section 15.6 Notices to Trustee.

Notwithstanding the provisions of this Article Fifteen or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 15.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.7 Trustee as Holder of Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in Section 6.13 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

Section 15.8 Modifications of Terms of Senior Indebtedness.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Fifteen or of the Securities relating to the subordination thereof.

Section 15.9 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ONE GAS, INC.

By	/s/ Mark W. Smith
Name: Mark W. Smith
Title: Vice President and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By	/s/ Gregory M. Jackson
Name: Gregory M. Jackson
Title: Vice President

[Signature Page to Indenture]